ASSIGNMENT OF LESSOR'S INTEREST IN LEASES


      THIS ASSIGNMENT made as of this 29th day of April, 1998 (as amended, modified, extended, supplemented, restated and/or replaced from time to time, this "Assignment") is between PIERCING PAGODA, INC. ("Assignor"), a Delaware corporation having its chief executive office at 3910 Adler Place, Lehigh Valley, Pennsylvania 18002, and CORESTATES BANK, N.A., a national bank with offices at 600 Penn Street, Reading, Pennsylvania 19603, as administrative agent for the Lenders (hereinafter defined) under that certain Syndicated Loan Agreement dated March 27, 1997 (as amended, modified, extended, supplemented, restated and/or replaced from time to time, the "Syndicated Loan Agreement") by and among Assignor, the lending institutions from time to time parties thereto (each a "Lender" and collectively, the "Lenders"), and Assignee, as administrative agent for itself and the other Lenders and as a Lender (in such capacity, the "Assignee").

W I T N E S S E T H T H A T:

      Pursuant to the terms and subject to the conditions set forth in the Syndicated Loan Agreement and that certain Reimbursement Agreement dated as of the date hereof (as amended, modified, extended, supplemented, restated and/or replaced from time to time, the "Reimbursement Agreement") by and among Assignor, the Lenders and Assignee, as the administrative agent for itself and the other Lenders. Assignee, on behalf of each Lender (according to such Lender's Pro Rata Share [as defined in the Syndicated Loan Agreement]) has issued for the account of Assignor its irrevocable letter of credit (as amended, modified, extended, supplemented, restated and/or replaced from time to time, the "Letter of Credit") in an amount equal to Two Million Six Hundred Nineteen Thousand Nine Hundred Fifty-Four and 25/100 ($2,619,954.25) Dollars to provide credit enhancement for Assignor's Taxable Variable Rate Demand/Fixed Rate Bonds, Series of 1998, in the aggregate amount of Two Million Five Hundred Sixty-Five Thousand ($2,565,000.00) Dollars (as amended, modified, extended, supplemented, restated and/or replaced from time to time collectively, the "Bonds").

      The reimbursement obligation of Assignor to the Lenders is evidenced by the Letter of Credit and those certain Revolving Loan Notes executed and delivered by Assignor to the Lenders pursuant to, and as described in, the Syndicated Loan Agreement. To induce the Lenders, through Assignee as administrative agent and as issuer of the Letter of Credit, to issue the Letter of Credit, Assignor is executing and delivering an Open-End Mortgage and Security Agreement (as amended, modified, extended, supplemented restated and/or replaced, the "Mortgage") to secure the existing and future debts, liabilities and obligations of Assignor to the Lenders under the Reimbursement Agreement. As a future condition to the issuance of the Letter of Credit, and as additional collateral security for the liabilities and obligations secured by the Mortgage, Assignee has required the execution and delivery of this Assignment.

      NOW, THEREFORE, for value received and intending to be legally bound, Assignor agrees as follows: 1) As security for the payment of all sums and performance of all obligations secured by the Mortgage and as security for the payment and performance of all of Assignor's obligations under the Reimbursement Agreement, Assignor hereby assigns to Assignee all of its right, title and interest as lessor in, to and under all leases now or hereafter affecting the Property, together with all extensions and modifications of any such leases and all guarantees of lessee's obligations thereunder now or hereafter in force (said leases, extensions, modifications and guarantees being hereinafter collectively called the "Lease"). This Assignment includes, without limitation, the right to receive all rents and other amounts payable under the Lease. Upon the payment in full of all amounts secured hereby, as evidenced by the recording or filing of an instrument or instruments of satisfaction or full release of the Mortgage, this Assignment shall terminate and be of no further force or effect.

2)         Assignor represents, warrants and covenants that:

(a) The Lease shall be subordinate in estate, lien, operation and effect to the Note and the Mortgage.

(b) Assignor has not made and will not make any other assignment of the Lease.

(c) There are no leases or agreements to lease all or any part of the Property now in effect.

(d) Assignor will not enter into any leases for all or any part of the Property without the prior written approval thereof by Assignee. All leases of all or any part of the Property shall include subordination and attornment provisions satisfactory to Assignee, and shall be on the form of standard lease approved by Assignee in writing with no modifications except such modifications as Assignee may approve in writing prior to the execution and delivery of the respective lease. No lease of all or any part of the Property shall be materially amended except any such amendments as Assignee may approve in writing prior to the execution and delivery of the respective amendments.

(e) Within ninety (90) days after the end of each fiscal year of Assignor, Assignor will deliver to Assignee an occupancy report stating as of the date of delivery thereof with respect to each lease of all or any part of the Property the lessee's name, the date thereof, the premises demised, the term, the rent, the security deposits, any advance rent payments in excess of one month and any defaults by the lessee or Assignor in respect thereof.

3) Except as otherwise provided in paragraph 9 hereof, Assignor shall have the right to collect, but not more than thirty (30) days prior to accrual, all stated rent and other amounts due to Assignor under the Lease, and to retain, use and enjoy the same.

4) Assignor will: (a) fulfill or perform every condition and covenant of the Lease by the lessor to be fulfilled or performed; (b) give to Assignee prompt notice of the receipt of any notice received by Assignor of a default under the Lease by Assignor or any lessee, together with a copy of such default notice;
(c) enforce, short of termination of the Lease, the performance or observance of every covenant and condition of the Lease by any lessee to be performed or observed; (d) not terminate the Lease or accept a surrender thereof unless required to do so by the terms of the Lease; (e) not anticipate the rents under the Lease for more than 30 days prior to accrual; (f) neither waive nor release any lessee from any obligations or conditions under the Lease; and (g) deliver to Assignee, upon written demand, a statement specifying the rents and profits derived or received from the Lease for the period specified in such demand, the disbursements made for such period and the names of all lessees of the Property, together with true and correct copies of all leases that have not been delivered to Assignee previously for which rent is so accounted.

5) Assignor shall, at its sole expense, appear in and defend any action growing out of or in any manner connected with the Lease or the obligations or liabilities of the lessor or any lessee or guarantor thereunder.

6) Should Assignor fail to make any payment or to do any act as herein provided, Assignee may but need not, without notice to or demand on Assignor and without releasing Assignor from any obligation herein, make or do the same, including without limitation, appearing in and defending any action purporting to affect the security hereof or the rights or powers of Assignee, performing any obligation of the lessor in the Lease contained, and, in exercising any such powers, paying necessary costs and expenses, including without limitation, reasonable attorneys' fees. Assignor will pay immediately upon demand all sums expended by Assignee under the authority hereof, together with interest thereon at the lower of a rate equal to five percent per annum above the rate of interest extant under the Note or the highest rate permitted by applicable law, which sums together with such interest thereon shall be secured hereby.

7) After the occurrence of an Event of Default (as defined in the Reimbursement Agreement) and so long as an Event of Default is continuing, Assignee, at its option, without further notice and without regard to the adequacy of the security for the sums secured hereby, either in person or by agent, with or without bringing any action or proceeding, may do any one or more of the following: (a) enter upon, take possession of and operate the Property; (b) make, enforce, modify and accept the surrender of the Lease or any of them; (c) obtain and evict lessees; (d) fix and modify rents and other sums payable by any lessee under the Lease; (e) either with or without taking possession of the Property, in its own name or in the name of Assignor or both, sue for or otherwise collect and receive all rents, issues and profits, including those past due and unpaid, and apply the same, less costs and expenses of operation and collection, including reasonable attorneys' fees, to the obligations secured hereby in such order as Assignee may determine; (f) exercise any and all rights and remedies available to a secured party under the Uniform Commercial Code and any and all other rights and remedies now or hereafter available at law or in equity; and (g) do any other acts which Assignee deems proper to protect its rights hereunder. The net proceeds, if any, received by Assignee from the Property in excess of the amount necessary to meet all obligations of Assignor hereunder or secured hereby, including any accelerated indebtedness, shall be paid over by Assignee to Assignor. The entering upon and taking possession of the Property, the collection of the rents, issues and profits and the application thereof as aforesaid, shall not cure or waive any default or waive, modify or affect any notice of any Event of Default or invalidate any act done pursuant to such notice. All rights and remedies of Assignee provided herein or in the Note or the instruments delivered to Assignee in connection with the Letter of Credit Facility (a) are cumulative and concurrent, (b) may be exercised independently, successively or together against Assignor or its properties at the sole discretion of Assignee, (c) shall not be exhausted by any exercise thereof, but may be exercised as often as occasion therefor may arise, and (d) shall not be construed to be waived or released by Assignee's delay in exercising, or failure to exercise, them or any of them at any time it may be entitled to do so.

8) Without the prior  written  consent of Assignee,  Assignor  will not cause or
permit  the  leasehold   estate  under  the  Lease  to  merge  with   Assignor's
reversionary or equitable interest in the Property.

9) Assignor hereby authorizes Assignee to give written notice of this Assignment at any time to the lessee or lessees of all or any part of the Property. All lessees are hereby authorized and directed to pay rent and other sums payable to Assignor under the Lease directly to Assignee upon receipt from Assignee of a statement that there has occurred an Event of Default in respect of the obligations secured hereby, without any further evidence of such Event of Default.

10) Assignee shall not be obligated to perform or discharge any obligation under the Lease, and Assignor hereby agrees to indemnify Assignee against and hold it harmless from any and all liability, loss or damage which it may incur under the Lease or under or by reason of this Assignment and of and from any and all claims and demands whatsoever which may be asserted against it by reason of any alleged obligation or undertaking on its part to perform or discharge any of the terms of the Lease.

11) Assignor will, upon Assignee's request, execute and deliver to Assignee or otherwise obtain for Assignee's benefit such further assignments and other documents and do or cause to be done such acts or things as Assignee, in its sole discretion, may require to perfect, protect or continue this Assignment, to otherwise effect the transactions contemplated hereby or to vest or confirm any right or remedy herein granted. Assignor will pay all costs of acknowledging, recording and filing this Assignment and such other documents in such public offices as Assignee may require.

12) If any provision hereof is found by a court of competent jurisdiction to be prohibited or unenforceable, it shall be ineffective only to the extent of such prohibition or unenforceability, and such prohibition or unenforceability shall not invalidate the balance of such provision to the extent it is not prohibited or unenforceable, nor invalidate the other provisions hereof, all of which shall be liberally construed in favor of Assignee in order to effect the provisions hereof. 13) Notices hereunder shall be in writing and shall be delivered by personal service or shall be sent by postage prepaid, registered mail, return receipt requested or reputable nationally recognized overnight delivery service, addressed if to Assignee or Assignor, at the respective address set forth in the heading of this Assignment, or at such other address as the addressee may designate in writing. Each notice hereunder shall be deemed given on the date it is delivered in the case of personal service, or the date it is deposited with the Postal Service or the overnight delivery service in the case of registered mail or overnight delivery, respectively.

14) This Assignment shall be governed by and construed according to the substantive laws of the Commonwealth of Pennsylvania, without regard to its choice of law principles.

15) This Assignment shall inure to the benefit of the successors and assigns of Assignee and shall bind Assignor's successors and assigns. If Assignor is more than one person, this Assignment shall be a joint and several obligation of each person named herein as "Assignor", and each of such persons shall be deemed to have made the representations and warranties herein set forth.

           IN WITNESS WHEREOF, Assignor has duly executed this Assignment the day and year first above written.

(CORPORATE SEAL)               PIERCING PAGODA, INC.



ATTEST:_______________________ By:______________________________
          Name:                      Name:
          Title:                     Title:


COMMONWEALTH OF PENNSYLVANIA   :
                                      : ss.
COUNTY OF _________________________ :


      On this _____ day of April, 1998, before me, the subscriber, a Notary Public in and for the Commonwealth of Pennsylvania, personally appeared ______________ _____________________ who acknowledged himself/herself to be the
_______________ of Piercing Pagoda, Inc., a Delaware corporation, and that he/she, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation as such officer.

           IN WITNESS WHEREOF, I have hereunto set my hand and notarial seal.


[SEAL]
----------------------------------------
                                  Notary Public

                             My commission expires:


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